UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2006

HARRY & DAVID OPERATIONS, CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-128870 (Commission File Number)	20–0884389 (IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR (Address of Principal Executive Offices)	97501 (Zip Code)

Registrants’ telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2006, the Board of Directors (“Board”) of Harry & David Operations Corp. (“Company”) formally adopted the Harry & David Operations Corp. Excess-Pension Plan (“Excess Plan”), effective as of June 17, 2004. The Company was required to maintain the Excess Plan , as well as the Harry & David Operations Corp. Employees’ Pension Plan, which the Company adopted on August 16, 2004 (“Pension Plan”), for three years after Yamanouchi Consumer Inc. (“YCI”) sold the Company to Harry & David Holdings Inc. on June 17, 2004. Although the Excess Plan was not formally adopted until July 31, 2006, due to changes in the law in 2004 and administrative oversight in adopting the Excess Plan, the Company has maintained the Excess Plan and Pension Plan in accordance with the YCI stock purchase agreement. The Excess Plan is a non-qualified pension plan that allows the Company’s executives to receive the full benefits under the Pension Plan, notwithstanding the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code.

On August 1, 2006, the Board also resolved to freeze the Excess Plan on June 30, 2007. On June 22, 2006, the Board had resolved to freeze the Pension Plan on June 30, 2007.

On August 1, 2006, the Company prepared a statement relating to the decision to freeze the Pension Plan. A copy of the statement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Harry & David Operations Corp. Excess Pension Plan
99.1	Statement dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Operations Corp.

Date: August 1, 2006

By:	/S/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Harry & David Operations Corp. Excess Pension Plan
99.1	Statement dated August 1, 2006